EXHIBIT 23.2

Tin Wha CPAs
(A member of Baker Tilly International)


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2A (File No. 333-121183 ) our report dated March 13, 2005 related to the financial statements of American Metal Technology Group as of and for each of the two years in the period ended December 31, 2004 and 2003, which are contained in this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.







/s/ Tin Wha CPAs
Tin Wha CPAs

BeiJing
September 29, 2005